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                                                                    EXHIBIT 23.3

                             CONSENT OF ERLE T. MAST

     I consent to the reference to me as a person to be appointed a Director of Xcel Pharmaceuticals, Inc. under the captions "Prospectus Summary," "Management" and "Principal Stockholders" in the Prospectus included in the Registration Statement on Form S-1 of Xcel Pharmaceuticals, Inc.


                                                   /s/ Erle T. Mast
                                                   -----------------------------
                                                   Erle T. Mast

December 20, 2001

San Diego, California
[City and State of Execution]